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                             AMENDMENT NO. 6 TO THE
                               EL PASO CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

         Pursuant to authorization by the El Paso Corporation Board of Directors on January 20, 1999, and pursuant to Section 15 of the El Paso Corporation Employee Stock Purchase Plan, effective as of January 20, 1999 and as amended since that date (the "Plan"), the Plan is hereby amended as follows, effective August 1, 2001:

         Section 10(a) is deleted in its entirety and replaced with the following:

         "(a) As promptly as practicable after each Exercise Date, a Participating Employee shall be treated as the beneficial owner of his or her shares purchased pursuant to the Plan, and such shares shall be credited to a book-entry account maintained for the benefit of the Participating Employee by the record keeper/custodian selected by the Company. A Participating Employee may request that a stock certificate for all or a portion of the shares credited to the Participating Employee's Plan Account be issued, provided the shares have been held by the Participating Employee more than two (2) years from the beginning of the Offering Period during which they were purchased or one (1) year from the Exercise Date, whichever is longer, and the Participating Employee pays any fees associated with the issuance of such stock certificate. A Participating Employee may request that a stock certificate for all or a portion of the shares credited to the Participating Employee's Plan Account which have been held by the Participating Employee less than two (2) years from the beginning of the Offering Period during which they were purchased or one (1) year from the Exercise Date, whichever is longer, be issued only in the event the Plan Administrator determines the request is a result of a gratuitous disposition of the shares. A cash payment (less any applicable fees to sell a fractional share) shall be made for any fraction of a share of Common Stock in such account, if necessary to close the account."

         IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 1st day of August, 2001.

                                          EL PASO CORPORATION


                                          By: /s/ JOEL RICHARDS III
                                             -----------------------------------
                                              Joel Richards III
                                              Executive Vice President
                                              Member of the Management Committee

Attest:

/s/ DAVID L. SIDDALL
---------------------------------------
        Corporate Secretary